Exhibit 10.1

FIRST AMENDMENT

to

the Collaboration, License and Supply Agreement, dated July 6, 2004 by and between

Acusphere Inc. (“Acusphere”)

and

Nycomed Danmark ApS (“Nycomed”)

This First Amendment (the “First Amendment”), effective as of October 19, 2005, is entered into by and between Acusphere and Nycomed (the “Parties”).

WHEREAS, the Parties entered into a Collaboration, License and Supply Agreement, dated July 6, 2004 (“the Agreement”); and

WHEREAS, the Parties have agreed to make a prepayment to Acusphere of a certain amount, such amount to be deducted from Nycomed’s next milestone payment under the Agreement; and

WHEREAS, the agreed prepayment amount shall be used by Acusphere to accelerate the trademark activities related to the Product (as defined in the Agreement);

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.                                       In order to accelerate the trademark activities related to the Product (as defined in the Agreement), the milestone payment set forth in Section 4.03(a) shall be reduced by $150,000, and Nycomed shall pay to Acusphere, as licensing fees, a milestone payment equal to $150,000 on October 24, 2005, such milestone payment to be deemed a milestone payment paid under Section 4.03 of the Agreement for all purposes of the Agreement.

2.                                       Except as otherwise set forth herein, all of the terms and conditions of the Agreement shall remain in full force and effect between the Parties.

IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to be executed in duplicate by their duly authorized officers as of the date first above stated.

ACUSPHERE, INC.,		NYCOMED DANMARK ApS
a Delaware corporation		a Danish corporation

By:	/s/ Sherri C. Oberg	By:	/s/ Håkan Björklund
Name:	Sherri C. Oberg	Name:	Håkan Björklund
Title:	President and Chief Executive Officer	Title:	Chief Executive Officer, Nycomed Group